UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

GENENTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9813	94-2347624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 DNA Way

South San Francisco, California 94080-4990

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 225-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 12, 2009, Genentech, Inc., a Delaware corporation (“Genentech” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Roche Holdings, Inc., a Delaware corporation (“Parent”), and Roche Investments USA Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:

•

Purchaser has amended its offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.02, of the Company (collectively referred to as the “Shares”) not owned by Roche Holding Ltd, a joint stock company organized under the laws of Switzerland, and its subsidiaries (collectively referred to as the “Roche Group”) to (i) increase the purchase price to $95.00 per share, net to the seller in cash (the “Offer Price”), subject to any required withholding of taxes and (ii) provide that the expiration date of the Offer will be March 25, 2009 (but may be further extended in accordance with the Merger Agreement);

•

As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. In the Merger, any remaining Shares that are outstanding following the consummation of the Offer, other than Shares held by Parent or any of its affiliates, Genentech or its subsidiaries or stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Offer Price; and

•

Upon consummation of the Merger, each option to purchase Shares that is outstanding, whether vested or exercisable will vest and be canceled. Genentech will pay the holder of any such options, at or promptly after the effective time of the Merger, an amount in cash equal to the excess, if any, of the merger consideration over the applicable exercise price per Share of such option, multiplied by the number of Shares issuable upon exercise of such option.

The Purchaser has the right to waive any of the conditions to the Offer other than the condition requiring the tender of at least a majority of the Shares not held by the Roche Group, the officers, directors and controlling shareholders of Roche Holding Ltd and the officers and directors of Genentech (the “Majority of the Minority Condition”). The Purchaser also has the right to change the terms and conditions of the Offer, except the Purchaser may not (i) change the amount or form of the consideration to be paid or the number of Shares sought in the Offer, (ii) add to, amend, modify, supplement, or otherwise change any of the conditions to the Offer, (iii) amend any other term of the Offer in any manner adverse to the stockholders of the Company (other than Roche) or (iv) extend the expiration date of the Offer beyond April 1, 2009.

Following the expiration of the Offer, the Purchaser may, in its sole discretion, provide a subsequent offering period in accordance with Rule 14d-11 of the Securities Exchange Act of 1934, as amended.

Upon execution of the Merger Agreement, Parent and the Company amended that certain Affiliation Agreement dated as of July 22, 1999, between Parent and the Company, as amended (the “Affiliation Agreement”) to render Sections 4.02 and 4.03 of the Affiliation Agreement inapplicable to the consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement, exclusively in each case, in accordance with the terms of the Merger Agreement. Concurrently with the execution of the Merger Agreement, Roche Holding Ltd and the Company also entered into a guarantee (the “Guarantee”) expressly for the benefit of the Company pursuant to which Roche Holding Ltd has guaranteed the performance and discharge of the Purchaser’s and Parent’s payment and performance obligations under the Merger Agreement. In addition to the Affiliation Agreement and the Guarantee, Genentech and the Roche Group and its affiliates, which currently own 55.8% of the outstanding shares of Genentech common stock, are parties to a number of licensing and marketing agreements, research collaboration agreements, product supply agreements and manufacturing supply agreements. Genentech and Parent are also parties to a tax sharing agreement. Descriptions of these agreements and of the Company’s relationship with the Roche Group and its affiliates are included in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2009 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Relationship with Roche.”

Pursuant to the Merger Agreement and subject to applicable law, the Company has granted to the Purchaser an irrevocable option (the “Top-Up Option”), for so long as the Merger Agreement has not been terminated in accordance with its terms, to purchase the number of authorized and unissued Shares that, when added to the number of Shares owned by the Roche Group at the time of exercise, constitutes one Share more than 90% of the number of Shares outstanding after such exercise (calculated on a fully diluted or, at the Purchaser’s option, a primary basis). However, in no event may the Top-Up Option be exercised for more Shares than the number of Genentech’s authorized but unissued and unreserved Shares.

The closing of the Merger is subject to customary closing conditions. The parties have agreed that if, following completion of the Offer (including as a result of the exercise of the Top-Up Option), the Roche Group owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders, pursuant to Delaware’s “short-form” merger statute. If the Roche Group does not own 90% or more of the outstanding Shares upon consummation of the Offer or otherwise, Roche, as Genentech’s majority stockholder, will approve the second step merger by action by written consent without the affirmative vote of any other Genentech stockholder in accordance with the Merger Agreement.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Purchaser made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Purchaser and may be subject to important qualifications and limitations agreed to by the Company, Parent and Purchaser in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes allocating risk among the Company, Parent and Purchaser rather than establishing matters as facts.

The Merger Agreement includes customary covenants of the Company, Parent and Purchaser. The Company has agreed to operate its business in the ordinary course until the date on which Shares are first accepted for payment. The Company has also agreed to refrain from engaging in certain activities. The Merger Agreement also includes customary termination provisions for both the Company and Parent.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Item 3.03	Material Modification to Rights of Security Holders

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

Item 8.01	Other Events

On March 12, 2009, Genentech and Roche Holdings Ltd. issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 12, 2009, among Genentech, Inc., Roche Holdings, Inc. and Roche Investments USA Inc.

10.1	Guarantee, dated as of March 12, 2009, between Genentech, Inc. and Roche Holding Ltd

99.1	Joint Press Release issued by Genentech, Inc., and Roche Holding Ltd, dated March 12, 2009

Notice to Investors

This report is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Genentech common stock. The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) filed by Roche with the Securities and Exchange Commission (SEC) on February 9, 2009, as amended and supplemented. In connection with the entry into a merger agreement, Roche has amended its Tender Offer Statement (and related materials) and Genentech has amended its Solicitation/Recommendation Statement on Schedule 14D-9. The amended Tender Offer Statement (and related materials) and the amended Solicitation/Recommendation Statement, as they may be further amended and supplemented, contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials may be obtained for free by contacting the information agent for the tender offer, MacKenzie Partners, at (212) 929-5500 or (800) 322-2885 (toll-free). Investors and security holders may obtain a free copy of these materials (and all other materials filed by Roche and Genentech with the SEC) at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the Solicitation/Recommendation Statement on Schedule 14D-9, as amended, filed with the SEC by the Company at www.gene.com.

Forward-Looking Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by the Company, as well as the tender offer documents filed by Purchaser and the Solicitation/Recommendation Statement and Rule 13E-3 Transaction Statement filed by the Company. All of the materials related to the Offer (and all other Offer documents filed with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the Solicitation/Recommendation Statement on Schedule 14D-9, as amended, filed with the U.S. Securities and Exchange Commission by the Company at www.gene.com. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC.

Date: March 13, 2009	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, Secretary and Chief Compliance Officer